UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2009 (January 16, 2009)

Chordiant Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29357	93-1051328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California  95014
(Address of Principal Executive Offices, Including Zip Code)

(408) 517-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 16, 2009, Chordiant Software, Inc., a Delaware corporation (the “Company”) and Ness USA, Inc., formerly Ness Global Services, Inc. (“Ness”) entered into Addendum “C” (the “Addendum”) to the Master Services Agreement dated December 15, 2003 by and among Chordiant, Ness, Ness Technologies India Ltd. and Ness Technologies, Inc. (collectively, the “Ness Entities”), as amended (the “Master Services Agreement”).

Under the terms of the Master Services Agreement, the Ness Entities provide the Company’s customers with technical product support through a worldwide help desk facility, a sustaining engineering function that serves as the interface between technical product support and the Company’s internal engineering organization, product testing services and product development services, as well as certain additional technical and consulting services (collectively, the “Services”).  Under the terms of the Master Services Agreement, the Company pays for services rendered on a monthly fee basis, including the requirement to reimburse the Ness Entities for approved out-of-pocket expenses, except for professional services which are paid on an hourly fee basis.  In addition, the Company has guaranteed certain lease obligations of the Ness Entities for equipment used in performing the Services.

Pursuant to the terms of the Addendum, the parties extended the term of the Master Services Agreement through December 31, 2011.  The Addendum also provides that in the fourth calendar quarter of 2008, the Company shall receive a predetermined discount from Ness’ standard billable rate under the Master Services Agreement.  In addition, in calendar year 2009, the Company shall receive a discount from Ness’ standard billable rate under the Master Services Agreement according to a discount structure which is based upon the number of billable resources per month utilized by the Company.  Further, in the event the Company terminates the Master Services Agreement for convenience or executes its transfer option on or prior to December 31, 2009, in addition to any other termination penalties or fees that may be applicable under the Master Services Agreement, the Company shall pay Ness a termination penalty (the “Termination Penalty”) equal to the cumulative difference between the actual amount paid by the Company for the billable resources it utilized during calendar year 2009 through the date of termination and the amount the Company would have paid for such billable resources at Ness’ standard billable rate under the Master Services Agreement, up to a maximum of $450,000.  The Termination Penalty shall not apply to termination by the Company for any other reason.  Pursuant to the Master Services Agreement, the Company and Ness will agree on billable rates for calendar years 2010 and 2011 in the future.  The Addendum provides that the then-current billable rates for the months of October 2009 and October 2010, respectively, shall be used as the basis for the billable rate negotiations for calendar years 2010 and 2011, respectively, with any proposed billable rate increase subject to limitation if the parties agree market conditions so require.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2009	CHORDIANT SOFTWARE, INC.

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer